UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 9, 2021
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders
At the lululemon athletica inc. 2021 Annual Meeting of Shareholders held on June 9, 2021, the matters on which the stockholders voted, in person or by proxy, were:

1.to elect three Class II directors to hold a three-year term and to elect one Class I director to hold office for a two-year term, until each director's respective successors are elected and qualified;
2.to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2022; and
3.to approve, on an advisory basis, the compensation of our named executive officers.

The results of the voting were as follows:

Election of Directors:

Class II Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Calvin McDonald	106,834,381	754,175	52,653	7,201,896
Martha Morfitt	89,139,384	18,450,833	50,992	7,201,896
Emily White	89,869,367	17,722,195	49,647	7,201,896

Class I Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kourtney Gibson	107,226,021	364,439	50,749	7,201,896

Each of the foregoing nominees was elected and each received more votes for than the votes cast against that nominee's election.

Ratification of Appointment of Independent Registered Public Accounting Firm:

	Votes For	Votes Against	Votes Abstained
PricewaterhouseCoopers LLP	113,972,348	824,206	46,551
The foregoing proposal was approved.

Approval, on an Advisory Basis, of Executive Compensation:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Executive Compensation	95,984,159	11,544,134	112,916	7,201,896
The foregoing proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 14, 2021	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer